Exhibit 99.1

Investor and Media Contact:
Brian Davis
brian.davis@tengion.com
336.201.0155

Tengion Announces Transactions Totaling $33.6 Million to Advance its Organ Regeneration PlatformTM

$15 Million Strategic Investment from Celgene Corporation and $18.6 Million Senior Secured Convertible Note Financing with New and Existing Investors

WINSTON-SALEM, NC, July 1, 2013 -- Tengion, Inc. (OTCQB: TNGN), a leader in regenerative medicine, today announced the closing of transactions totaling $33.6 million to fund its two lead clinical programs, the Neo-Kidney AugmentTM and the Neo-Urinary ConduitTM.

As part of the $33.6 million in transactions, Tengion announced a strategic investment from Celgene Corporation in the form of a $15 million payment in cash, in return for which Celgene was granted a right of first negotiation on Tengion’s Neo-Kidney Augment program.  Celgene also entered into a collaboration and obtained an exclusive option to acquire assets, including the rights to utilize the Company’s technology, related to the development of a neo-esophageal implant.  Celgene has also received warrants to purchase shares of Tengion’s common stock. Celgene invested $5 million in the Company’s October 2012 financing.

Tengion also announced the closing of an $18.6 million financing in which the Company issued Senior Secured Convertible Notes (the “Notes”). Investors in the Notes included both existing investors RA Capital Management LLC, Deerfield Management Company, LP, Bay City Capital, and HealthCap, in addition to new investors that included Perceptive Life Sciences and QVT Financial LP.

“The completion of these transactions allows us to continue our focus on advancing both the Neo-Kidney Augment and the Neo-Urinary Conduit to key clinical milestones,” commented John Miclot, President and Chief Executive Officer of Tengion. “We are eager to make progress towards our primary objectives of establishing new standards of care for patients with chronic kidney disease and for bladder cancer patients undergoing cystectomy, or removal of their bladder."

Tengion intends to use the net proceeds of these transactions primarily to fund research and development activities for its two lead programs, including the funding of two planned Phase 1 clinical trials for the Company’s Neo-Kidney Augment in Sweden and the U.S. while completing enrollment in the Phase 1 clinical trial for its Neo-Urinary Conduit, for which Celgene continues to have a right of first negotiation.  Roth Capital Partners, LLC acted as sole placement agent to Tengion.

"We are very pleased to receive this investment from Celgene, a recognized leader in the biopharmaceutical industry. Celgene Cellular Therapeutics’ expertise and focus on the advancement of Cellular therapies including regenerative medicine is highly complementary to Tengion’s capabilities.  In addition, the capital investment from very knowledgeable investors in our field strengthens the company and reflects a shared belief in the value of our regenerative medicine platform,” commented David Scheer, Chairman of the Tengion Board of Directors.  “We are looking forward to building value through our active clinical development programs.”

The Notes are convertible under certain circumstances into shares of the Company’s common stock at a conversion rate of 1,449 shares per $1,000 of principal amount of the Notes. The conversion rate is subject to adjustment under certain circumstances. In addition, holders of the Notes received warrants to purchase approximately 80.8 million shares of common stock at an initial exercise price of $0.69 per share. The exercise price and number of shares issuable upon exercise of the warrants are subject to adjustment under certain circumstances.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Tengion has agreed to file a registration statement with the Securities Exchange Commission covering the resale of the shares of common stock issuable upon exercise of the warrants and conversion of the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Tengion

Tengion, a clinical-stage regenerative medicine company, is focused on developing its Organ Regeneration Platform™ to harness the intrinsic regenerative pathways of the body to regenerate a range of native-like organs and tissues with the goal of delaying or eliminating the need for chronic disease therapies, organ transplantation, and the administration of anti-rejection medications. The Company commenced a Phase 1 clinical trial in May 2013 for its Neo-Kidney Augment™, which is designed to prevent or delay dialysis or kidney transplantation by increasing renal function in patients with advanced chronic kidney disease.  The Company is conducting this initial clinical trial in Sweden and is actively enrolling patients with chronic kidney disease and anticipates commencement of an initial clinical trial in the United States during the fourth quarter of 2013. An initial clinical trial is ongoing for the Company’s Neo-Urinary Conduit™, an autologous implant that is intended to catalyze regeneration of native-like urinary tissue for bladder cancer patients requiring a urinary diversion following bladder removal.

Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as anticipate, expect, project, intend, plan, believe, words and terms of similar substance and any discussion of future plans, actions, or events generally identify forward-looking statements. Forward-looking statements regarding the Company include but are not limited to (i) the Company's use of proceeds for the Company’s most; (ii) plans to develop and commercialize its product candidates, including the Neo-Urinary Conduit and the Neo-Kidney Augment; and (iii) expectations regarding ongoing and planned preclinical studies, clinical trials and related filings or submissions with regulatory authorities. Although Tengion believes that these statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there are a number of factors that may cause actual results to differ from these statements. Tengion's business is subject to significant risks and uncertainties and there can be no assurance that actual results will not differ materially from expectations. Factors which could cause actual results to differ materially from expectations include, among others: (i) the U.S. Food and Drug Administration could place the Neo-Urinary Conduit clinical trial on clinical hold; (ii) the Medical Products Agency could place the Neo-Kidney Augment clinical trial on clinical hold; (iii) patients enrolled in the Neo-Urinary Conduit or Neo-Kidney Augment clinical trials may experience adverse events, which could delay one of the clinical trials or cause the Company to terminate the development of one of its product candidates; (iv) the Company may have difficulty enrolling patients in its clinical trials; (v) data from the Company's ongoing preclinical studies, including the GLP program for the Neo-Kidney Augment, may not continue to be supportive of advancing such preclinical product candidates; and (vi) the Company may be unable to progress its product candidates that are undergoing preclinical testing into clinical trials and the Company may not be successful in designing such clinical trials in a manner that supports development of such product candidates. For additional factors that could cause actual results to differ from expectations, you should refer to the reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and the Company disclaims any intention or responsibility for updating predictions or expectations in this release.

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